SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

American Physicians Capital, Inc.
(Exact name of registrant as specified in its charter)

Michigan
(State or other jurisdiction of incorporation)

000-32057	38-3543910
(Commission File Number)	(IRS Employer Identification No.)

1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (517)351-1150

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
Press Release, dated February 12, 2004

Item 12. Results of Operations and Financial Condition.

     On February 12, 2004, American Physicians Capital, Inc. issued a press release announcing its financial results for the three months and year ended December 31, 2003 and certain other information. A copy of the press release is furnished herewith as Exhibit 99.1.

     The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2004	AMERICAN PHYSICIANS CAPITAL, INC

/s/ R. Kevin Clinton

R. Kevin Clinton, President and Chief
Executive Officer

/s/ Frank H. Freund

Frank H. Freund, Executive Vice President,
Treasurer, Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release, dated February 12, 2004